Oppenheimer New Jersey Municipal Fund:

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for July 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Reduction                                                            Reduction
to Accumulated                                                  to Accumulated Net
Net Investment                                                   Realized Loss
Income                                                                 on Investments
-------------------------------------------------------------------------------------
$450,176                                                                $450,176

Oppenheimer Pennsylvania Municipal Fund:

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for July 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Reduction                                       Reduction
to Accumulated                             to Accumulated Net
Reduction to                         Net Investment                              Realized Loss on
Paid-in Capital                     Income                                            Investments
-----------------------------------------------------------------------------------------------------
$387,302                                  $2,549,493                                           $2,936,795

Oppenheimer Rochester National Municipals:

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for July 31, 2012. Net assets of the Fund were unaffected by the reclassifications.

Reduction                                          Reduction
to Accumulated                                 to Accumulated Net
Reduction to                         Net Investment                                  Realized Loss on
Paid-in Capital                     Income                                                Investments
-----------------------------------------------------------------------------------------------------
$2,463,415                                $8,837,508                                           $6,374,093